Exhibit 99.1

YOUR VOTE IS IMPORTANT!

PLEASE TAKE A MOMENT NOW TO VOTE THESE SHARES OF

CME GROUP INC. COMMON STOCK

FOR THE UPCOMING SPECIAL MEETING OF STOCKHOLDERS

PLEASE REVIEW THE JOINT PROXY STATEMENT/PROSPECTUS AND

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE TODAY

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

SPECIAL MEETING OF THE STOCKHOLDERS, MONDAY, AUGUST 18, 2008

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

By signing and returning this proxy, the undersigned hereby appoints Terrence A. Duffy and Craig S. Donohue, and each of them, with full power to act alone and with full power of substitution, as proxy, to attend the Special Meeting of Stockholders of CME Group Inc. (“CME Group”) to be held on Monday, August 18, 2008, at 3:00 p.m., Chicago time, at the Union League Club of Chicago, located at 65 West Jackson, Chicago, Illinois, and any postponement or adjournment thereof (the “Special Meeting”), and to vote, in the manner designated on the reverse side, all shares of common stock of CME Group held of record by such stockholder(s) as of the close of business on Friday, July 18, 2008, upon the proposals listed on the reverse side.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED ON THE REVERSE SIDE. This Proxy, when properly executed, may be voted in the discretion of the proxy upon any matters incident to the conduct of the Special Meeting, including any motion to adjourn or postpone the Special Meeting, and upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. The proposals are fully set forth in the Proxy Statement related to the Special Meeting, receipt of which is hereby acknowledged. Any and all proxies heretofore given by the undersigned are hereby revoked.

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information before 10:59 P.M., Chicago time, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by CME Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions before 10:59 P.M., Chicago time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CME Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you have questions about how to vote these shares, please contact Innisfree M&A Incorporated, which is assisting us with this vote, at 1-877-456-3488 (toll free).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CMEGP1 KEEP THIS PORTION FOR YOUR RECORDS

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CME GROUP INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.		For	Against	Abstain
1.

To approve the Third Amended and Restated Certificate of Incorporation of CME Group, which increases the maximum size of the CME Group board of directors from 30 to 33 directors and specifies that the number of CME Group directors is to be fixed exclusively by one or more resolutions adopted by the CME Group board of directors, which number may be no more than 33 directors.

		☐	☐	☐
2.

To approve the issuance of CME Group Class A common stock, par value $0.01 per share, to NYMEX Holdings, Inc. (“NYMEX Holdings”) stockholders pursuant to the merger contemplated by the Agreement and Plan of Merger, dated as of March 17, 2008 and as amended and restated as of July 18, 2008, among CME Group, CMEG NY Inc (a direct, wholly-owned subsidiary of CME Group), NYMEX Holdings and New York Mercantile Exchange, Inc., as the same may be further amended from time to time, pursuant to which NYMEX Holdings will merge with and into CMEG NY Inc.

		☐	☐	☐
3.	To adjourn the CME Group special meeting, if necessary, to solicit additional proxies.	☐	☐	☐
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE CME GROUP SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

	Yes	No	BROADRIDGE FINANCIAL SOLUTIONS, INC. ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717
Please indicate if you plan to attend this meeting.	☐	☐
AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE: please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide FULL title.

123,456,789,012 12572Q105 36
S33452
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date